Exhibit 3.13

Secretary of State	CONTROL NUMBER	:	0224743
Corporations Division	EFFECTIVE DATE	:	05/14/2002
315 West Tower	JURISDICTION	:	GEORGIA
#2 Martin Luther King, Jr. Dr.	REFERENCE	:	0044
Atlanta, Georgia 30334-1530	PRINT DATE	:	05/14/2002
	FORM NUMBER	:	356
CSC NETWORKS, INC.
DAVID HOLCOMB #310
900 OLD ROSWELL LAKES PKWY.
ROSWELL, GA 30076
CERTIFICATE OF ORGANIZATION
I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that
HARWOOD SERVICE COMPANY OF GEORGIA, LLC
A GEORGIA LIMITED LIABILITY COMPANY
has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox
Cathy Cox
Secretary of State

ARTICLES OF ORGANIZATION
OF
HARWOOD SERVICE COMPANY OF GEORGIA, LLC
To the Secretary of State of the
State of Georgia
     FIRST: The name of the limited liability company is Harwood Service Company of Georgia, LLC.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on May 2, 2002.

/s/ Kathleen B. McCamey
Kathleen B. McCamey, Organizer